UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006

Stellent, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	0-19817	41-1652566
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7500 Flying Cloud Drive, Suite 500
Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (952) 903-2000

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K of Stellent, Inc. (“Stellent”) dated July 31, 2006 is filed for the purpose of filing the financial statements of SealedMedia Limited (“SealedMedia”) required by Item 9.01(a) of this Form and the pro forma financial information required by Item 9.01(b) of this Form.

Item 9.01 Financial Statement and Exhibits.

(a) Financial statements of the businesses acquired.

The following financial statements are filed herewith:

•                  Audited financial statements of SealedMedia Limited as of and for the two years ended, December 31, 2005 and 2004;

•                  Unaudited condensed interim balance sheets of SealedMedia Limited as of June 30, 2006 and June 30, 2005; and

•                  Unaudited condensed financial information of SealedMedia Limited for the six months ended June 30, 2006 and 2005.

(b) Unaudited pro forma financial information.

The following pro forma financial information is filed herewith:

•                  Unaudited pro forma condensed combined balance sheet as of June 30, 2006;

•                  Unaudited pro forma condensed combined statements of operations for the year ended March 31, 2006; and

•                  Unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2006.

Exhibits.

Exhibit No.	Description
2.*

Share Purchase Agreement by and among Stellent, Inc., Stellent B.V. and SealedMedia Ltd. for the Acquisition of the Entire Issued Share Capital of SealedMedia Limited dated as of July 31, 2006 (excluding schedules, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).*

23.1	Consent of Grant Thornton UK LLP, Independent Accountants.
99.1*	Stellent, Inc. press release dated August 2, 2006
99.2	Audited financial statements of SealedMedia Limited as of, and for the years ended, December 31, 2005 and 2004
99.3

Unaudited condensed interim balance sheets of SealedMedia Limited as of June 30, 2006 and June 30, 2005.  Unaudited condensed interim financial information of SealedMedia Limited for the six months ended June 30, 2006 and 2005.

99.4	Unaudited pro forma condensed combined financial statements.

*  Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006

STELLENT, INC.

By:	/s/ Darin P. McAreavey
Executive Vice President, Chief Financial Officer and Treasurer and Secretary